EXHIBIT 1.2

MEMBERS OF FILING GROUP

V. Prem Watsa

The One One Zero Nine Holdco Limited

The Sixty Two Investment Company Limited

Fairfax Financial Holdings Limited

FFHL Group Ltd.

Fairfax (Barbados) International Corp.

Wentworth Insurance Company Ltd.

The Sixty Three Foundation

Hamblin Watsa Investment Counsel Ltd.

Fairfax (US) Inc.

Odyssey US Holdings Inc

Odyssey Group Holdings, Inc.

Odyssey Reinsurance Company

Greystone Insurance Company

Hudson Insurance Company

Hudson Specialty Insurance Company

1102952 B.C. Unlimited Liability Company

Fairfax Financial Holdings (Switzerland) GmbH

Allied World Assurance Company Holdings, GmbH

Allied World Assurance Company Holdings, Ltd

Allied World Assurance Company, Ltd

Allied World Assurance Holdings (Ireland) Ltd

Allied World Assurance Holdings (U.S.) Inc.

Allied World Insurance Company

AW Underwriters Inc.

Allied World Specialty Insurance Company

Allied World Surplus Lines Insurance Company

Allied World Assurance Company, AG

Allied World Assurance Company (Europe) dac

Allied World Assurance Company (U.S.) Inc.

Crum & Forster Holdings Corp.

United States Fire Insurance Company

Zenith National Insurance Corp.

Zenith Insurance Company

RiverStone Holdings Limited

RiverStone Insurance (UK) Limited

Brit Limited

Brit Insurance Holdings Limited

Brit Reinsurance (Bermuda) Limited

Brit UW Limited

TIG Insurance Company